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                                                                   EXHIBIT 10.67


                     EIGHTH AMENDMENT TO LEASE AGREEMENT FOR

                                 GREENWAY TOWER

         This Eighth Amendment to Lease Agreement for Greenway Tower ("Eighth Amendment") is made and entered into as of the 10th day of May, 2001, by and between GREENWAY TOWER JOINT VENTURE, a Texas joint venture, as Lessor ("Lessor") and ACE CASH EXPRESS, INC., a Texas corporation, as Lessee ("Lessee").

                                   WITNESSETH:

         A. Reference is made to that certain Office Lease dated October 1,1987, between Lessor, as lessor, and Lessee, as lessee, as amended by First Amendment to Lease Agreement for Greenway Tower dated April 29, 1988, Second Amendment to Lease Agreement for Greenway Tower dated August 24, 1988, Third Amendment to Lease Agreement for Greenway Tower, Fourth Amendment to Lease Agreement for Greenway Tower dated January 29, 1991, Fifth Amendment to Lease Agreement for Greenway Tower dated June 13, 1994, Sixth Amendment to Lease Agreement for Greenway Tower and Seventh Amendment to Lease Agreement for Greenway Tower dated December 20, 2000 (as amended, the "Lease"), pursuant to the terms of which Lessor has leased to Lessee, and Lessee has leased from Lessor, the premises (the "Premises") described in the Lease and located in the building known as "Greenway Tower" (the "Building").

         B. The Lessor and Lessee desire to amend the Lease as hereinafter set forth.

                                    AGREEMENT

______NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Expansion of Premises. Effective as of August 1, 2001 (the "Effective Date"), the Premises are expanded to include 4,712 square feet of space located on the third (3rd) floor of the Building identified as Suite 300 and as shown on Annex 1, attached hereto and incorporated herein ("Suite 300 Expansion Space"). Lessor and Lessee agree and acknowledge that the Lease Term applicable to the Suite 300 Expansion Space expires April 30, 2008.

         2. Base Rent. Beginning on the Effective Date and continuing thereafter until the expiration or earlier termination of the Lease, Lessee shall pay Base Rent under the Lease for the Suite 300 Expansion Space in the total sum of $604,314.27 payable in monthly installments of $7,460.67 each, which monthly installments are payable on or before the first day of each month during the remaining term of the Lease, without offset, demand, set off or deduction except as otherwise expressly provided for in the Lease.

         3. Additional Rent. Commencing on the Effective Date, Lessee shall pay Tenant's Pro Rata Share of Taxes and Operating Expenses and Tenant's Pro Rata Share of Energy Costs for the Suite 300 Expansion Space as provided in the 7th Amendment to the Lease.

         4. Construction of Lessee Improvements; Allowance. Except as otherwise provided in this Eight Amendment, as of the Effective Date, all of the terms and conditions of the Work Letter Agreement attached to the Seventh Amendment to Lease Agreement for Greenway Tower as Annex 4 (the "Seventh Amendment Work Letter") are applicable to Lessee's improvements to the Suite 300 Expansion Space, including allowances in the amounts of $24.00 per rentable square foot of the Suite 300 Expansion Space for construction costs of the Lessee


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improvements, $2.00 per rentable square foot for architectural space planning services and $1.00 per rentable square foot for moving during construction (collectively, the "Suite 300 Allowances"). Lessor and Lessee agree that the Suite 300 Allowances shall be disbursed by Lessor in accordance with and subject to the terms and conditions of the Seventh Amendment Work Letter, except that Lessor shall not be required to escrow any Suite 300 Allowance, provided however, if Lessee has satisfied all conditions precedent and is entitled to an advance of a portion of the Suite 300 Allowance and Lessor wrongfully refuses or fails to make such payment to Lessee, such amount bears interest at the rate of eight percent (8%) per annum from the date payment is due to Lessee until paid, and Lessee is entitled to set off such amount against Base Rent next becoming due under this Lease.

         5. Modification of Seventh Amendment Work Letter. The Seventh Amendment Work Letter is hereby amended and supplemented as follows:

                  (a) Subparagraph (c) of Section 5 is hereby deleted and the following inserted in its place:

                  "(c) If Lessor sells the Building to an unrelated third party prior to the disbursement of the Allowance, Lessor shall deposit any unfunded Allowance in escrow with a mutually acceptable third party ("Escrow Agent") at the closing of such sale to be held by Escrow Agent and dispersed in accordance with the terms hereof. Lessor, Lessee and Escrow Agent shall enter into a written agreement reflecting the terms and conditions hereof."

                  (b) Section 5 is hereby supplemented by the addition of the following subparagraph (e):

                  "(e) If Lessee has satisfied all conditions precedent and is entitled to an advance of a portion of the Allowance and Lessor wrongfully refuses or fails to make such advance to Lessee, such amount bears interest at the rate of eight percent (8%) per annum from the date payment is due to Lessee until paid, and Lessee is entitled to set off such amount against Base Rent next becoming due under this Lease."

         6. Representations and Warranties by Lessee. Lessee represents and warrants to Lessor that: (i) Lessee has not previously assigned, sublet, encumbered or otherwise transferred the Lease or Lessee's interest therein, (ii) this Eighth Amendment constitutes a valid and legally binding obligation of Lessee and is enforceable in accordance with its terms, and (iii) Lessee has the requisite power and authority to execute and deliver this Eighth Amendment, and the consent or joinder of no other person or entity is required in connection therewith.

         7. Additional Reserved Parking Space. Pursuant to an existing lease of space in the Building between Lessor and Miles Production ("Miles"), Miles is entitled to the use of a reserved parking space on the east side of the Building ("Miles Parking Space"). Provided Lessee is not then in default in the payment or performance of its obligations under the Lease, upon the expiration or earlier termination of Lessor's lease with Miles, Lessor agrees to designate the Miles Parking Space as a parking space reserved for Lessee during the remaining term of the Lease. Notwithstanding the foregoing, Lessor will not be required to reserve the Miles Parking Space for Lessee if, (i) on the date of the expiration or termination of the Miles lease, Lessor is required to increase the number of handicapped parking spaces for the Building pursuant to the Americans with Disabilities Act, or other similar law, ordinance or administrative ruling enacted or issued by any governmental entity having jurisdiction over Lessor or the Building and (ii) Lessor converts the Miles Parking Space to a handicapped parking space.


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         8. Miscellaneous. Lessor and Lessee agree that the Lease, as modified by this Eighth Amendment, sets forth the entire agreement between Lessee and Lessor with respect to the rental of the Premises and that there are no statements, representations, agreements or writings which are collateral or incident to the Lease or the obligations of Lessor or Lessee thereunder, except as are expressly set forth in writing in the Lease and in this Eighth Amendment. Lessee hereby ratifies and affirms the Lease as amended hereby and each of Lessee's obligations thereunder and confirms that, to Lessee's actual knowledge on the date of this Eighth Amendment, Lessee has no offsets, defenses or counterclaims against Lessor under or in connection with the Lease. Except as amended hereby, the Lease is and remains in full force and effect as therein written. The provisions of this Eighth Amendment shall serve to supplement and amend the Lease as set forth herein. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control. Capitalized terms which are used herein as defined terms but which are not otherwise defined shall have the same meaning given to such terms in the Lease.

         EXECUTED as of the day and year first above written.

                                     LESSOR:

                                         GREENWAY TOWER JOINT VENTURE

                                     By: Independence Development Inc., a Texas
                                            corporation, General Partner

                                            By: /s/ ROBERT W. KENNEDY
                                               --------------------------------
                                            Name: Robert W. Kennedy
                                                 ------------------------------
                                            Title: Executive Vice President
                                                  -----------------------------

                                     LESSEE:
                                         ACE CASH EXPRESS, INC.,
                                     a Texas corporation

                                            By: /s/ DONALD N. NEUSTADT
                                               --------------------------------
                                            Name: Donald N. Neustadt
                                                 ------------------------------
                                            Title: Chief Executive Officer
                                                  -----------------------------



                                     ANNEX 1





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                                                                   Annex 1 to
                                                                   8th Amendment


                                   [GRAPHIC]


                          GREENWAY TOWER * THIRD FLOOR
                              1231 GREENWAY DRIVE